UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☐

Filed by a Party other than the Registrant    ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CLEAR CHANNEL COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

BT TRIPLE CROWN MERGER CO., INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

______________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

______________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

______________________________________________________________________________________________

(5)	Total fee paid:

______________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

______________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

______________________________________________________________________________________________

(3)	Filing Party:

______________________________________________________________________________________________

(4)	Date Filed:

______________________________________________________________________________________________

EXHIBIT INDEX

Exhibit No.

99.1	Excerpt from Transcript of Interview on CNBC’s “Street Signs” televised on March 16, 2007.

Exhibit 99.1

CNBC

Street Signs (2:38 PM)

16 March 2007

David Faber (Host): While I have you, can’t help myself, I have to ask about one deal, Clear Channel of course which you’re in the process of trying to buy and pushed the vote off, do you expect you will be able to win the vote now that it is pushed off a month?

Scott Sperling (Co-President of BT Triple Crown Merger Co., Inc.): I think we do. What we know is the overwhelming majority of shareholders want to vote for the deal and recognize the $37.60 price is an incredible premium price for a company trading in the $20s before this process started and that will probably return to that price level given the very difficult fundamentals in the radio business. The radio business has become a lot tougher since we signed up the deal. If you look at the comp companies they’ve traded down dramatically, 15 to 20% and the multiple of those comp companies has traded down from 11.5X to about 10X multiple for the radio plays, 8.5X for CBS which is the best comp. I think people understand that, and see this as a very, very strong price that is somewhat enabled by the very robust capital markets – debt markets that we have. If those debt markets become choppier you can’t pay anywhere near $37.60 and I think that is a more likely outcome if the deal gets turned down.